UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2007

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31299	65-0865171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Yamato Road, Suite 110, Boca Raton, FL 33431

(Address of Principal Executive Office) (Zip Code)

(561) 322-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2007.

Merger Agreement

As previously announced on May 11, 2007, the registrant, Medical Staffing Network, Inc., a wholly-owned subsidiary of the registrant (“Company”), and the Company’s wholly-owned subsidiary, Greenhouse Acquisition Sub, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with InteliStaf Holdings, Inc. (“InteliStaf”) and TC Group, L.L.C., as the initial holder representative. Under the terms of the Merger Agreement, Merger Sub will be merged with and into InteliStaf (“Merger”) and InteliStaf will continue as the surviving corporation and a wholly-owned subsidiary of the Company.

The Company has agreed to pay $92.0 million in cash (“Merger Consideration”), which is subject to adjustment, for all of the shares of common stock of InteliStaf (other than shares held by the Company, InteliStaf or any stockholders who properly exercise appraisal rights under Delaware law), all warrants to purchase shares of Class B common stock of InteliStaf and all vested in-the-money options to purchase shares of Class C common stock of InteliStaf that are issued and outstanding immediately prior to the effective time of the Merger.

Pursuant to the Merger Agreement, $1.5 million of the Merger Consideration will be held in escrow pending the determination of a final adjustment amount, and an additional $4.6 million of the Merger Consideration will be held in escrow for indemnification claims.

The Merger Agreement is expected to close during the second or third quarter of fiscal 2007. The closing of the Merger Agreement is subject to various customary conditions, including, among other things, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the adoption of the Merger Agreement by the stockholders of InteliStaf. No vote of the registrant’s stockholders is required to approve the Merger. The transaction has been approved by the boards of directors of the parties to the Merger Agreement.

The parties have made customary representations, warranties and covenants in the Merger Agreement. The Merger Agreement contains certain termination rights, however, no termination fee will be required to be paid if the Merger Agreement is terminated.

Purchase Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a purchase agreement with the founding stockholders of InteliStaf (“Founder Stock Purchase Agreement”) pursuant to which the Company has agreed to purchase from the founding stockholders all of the shares of Class B common stock of InteliStaf owned by them immediately prior to the effective time of the Merger for $4.9 million in cash. The Company has also agreed to pay $0.1 million in consideration for certain of the founding stockholders entering into non-competition and non-solicitation agreements pursuant to the Founder Stock Purchase Agreement. The

Merger Consideration will be reduced by the amount paid to the founding stockholders under the Founder Stock Purchase Agreement. $1.0 million of the amount paid to the founding stockholders will be held in escrow for indemnification claims.

The founding stockholders have agreed to vote their shares in favor of approving and adopting the Merger Agreement and the Merger, and to release any and all claims they may have against the registrant, the Company and InteliStaf. The purchased shares will be cancelled at the effective time of the Merger. The closing of the Founder Stock Purchase Agreement is conditioned upon, among other things, the closing of the Merger Agreement.

Voting Agreement

Concurrently with the execution of the Merger Agreement, the principal stockholders of InteliStaf entered into a Voting Agreement pursuant to which such stockholders agreed to vote their shares of common stock in favor of approving and adopting the Merger Agreement and the Merger.

Commitment Letter

In connection with the Merger Agreement, the Company received a commitment letter (“Commitment Letter”) providing for senior secured credit facilities (“Credit Facilities”) in an aggregate principal amount of up to $155.0 million, allocated between: (i) a $130.0 million senior secured first lien facility consisting of a senior secured revolving credit facility of up to $30.0 million under which borrowings can be made from time to time until the sixth anniversary of the closing date, and a senior secured term loan of $100.0 million, which will be drawn on the closing date of the Merger Agreement, have a term of six years and will be repayable in equal quarterly installments; and (ii) a $25.0 million senior secured second lien facility consisting of a senior secured second term loan, which will be drawn on the closing date of the Merger Agreement, have a term of seven years, will have no scheduled amortization and will be repayable in full on the maturity date.

The proceeds from the Credit Facilities will be used to pay the Merger Consideration, to repay all amounts owing under the Company’s existing credit facilities, to pay fees and expenses incurred in connection with the Merger and the Credit Facilities, and for working capital and general company purposes. The Credit Facilities will be guaranteed and secured by the Company’s assets, including the equity interests in the Company’s affiliates. The definitive agreements to be entered into with respect to the Credit Facilities will contain customary representations, warranties and covenants, and the closing of the Credit Facilities will be subject to the satisfaction of customary closing conditions. The Company believes that the proceeds from the Credit Facilities will be sufficient to complete the Merger.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K/A includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all statements other than those made solely with respect to historical fact. These statements involve known and unknown risks, uncertainties and other factors that may cause the registrant’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to the following: the possibility that the closing may be delayed or that the Merger will not close; the occurrence of any event, change or other circumstance that could give rise to the termination of any of the agreements described herein; the possibility that the Merger will not close due to the failure of any of the closing conditions to occur, such as the failure to achieve regulatory approval or the stockholder approval of InteliStaf; the failure to obtain the necessary Credit Facilities; the ability to recognize the benefits of the Merger; the amount of the costs, fees, expenses and charges related to the Merger and the Credit Facilities; the actual terms of the Credit Facilities; and the impact of the substantial indebtedness incurred to finance the Merger. Additional information concerning these and other important factors can be found within the registrant’s filings with the Securities and Exchange Commission. Statements in this Current Report on Form 8-K/A should be evaluated in light of these important factors. Although the registrant believes that these statements are based upon reasonable assumptions, the registrant cannot guarantee future results. Given these uncertainties, the forward-looking statements discussed in this Current Report on Form 8-K/A might not occur. The registrant undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 above with respect to the Commitment Letter and Credit Facilities is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2007		MEDICAL STAFFING NETWORK HOLDINGS, INC.

	By:	/s/ Kevin S. Little
Kevin S. Little
President and Chief Financial Officer